SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2006

VISTULA COMMUNICATIONS SERVICES, INC

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50758	20-0734966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Suite 801, 405 Park Avenue, New York, NY 10022

(Address of principal executive offices) (Zip Code)

(212) 317-8900

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2006, we entered into a stock and warrant purchase agreement with 24 accredited investors whereby we sold 16,500,000 units, consisting of one share of our common stock and eight-tenths of one warrant to acquire one share of common stock. The aggregate purchase price to be received is $16,500,000. The warrants are exercisable until May 22, 2011 at an exercise price of $1.00 per share. We expect the transaction to close shortly.

CRT Capital Group LLC acted as the placement agent in connection with the offering. Upon the closing of the transaction, the aggregate commissions payable to CRT in connection with the private placement will be approximately $990,000. In addition, we will be issuing them warrants to purchase 1,485,000 shares of common stock at an exercise price of $1.00 per share which are exercisable until May 22, 2009.

We agreed to register the resale of the shares of common stock sold in the offering and issuable upon exercise of the warrants. We are required to file the registration statement with the SEC within forty-five (45) days of the closing and use our best efforts to cause the registration statement to be declared effective under the Securities Act of 1933, as amended, no later than the earlier of (i) ninety (90) days (or in the case of a full review one hundred and twenty (120) days) after the closing date and (ii) the sixth (6th) business day following the date on which the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments. We are required to use our best efforts to keep the registration statement continuously effective under the Securities Act until the earlier of the date when all the registrable securities covered by the registration statement have been sold or are freely saleable and the second anniversary of the closing. In the event that the registration statement is not timely filed or declared effective when due or after effectiveness ceases to remain effective, we are obligated to make cash payments in the nature of liquidated damages up to a limit of 10% of the purchase price of the units.

ITEM 3.02   UNREGISTERED SALE OF EQUITY SECURITIES

Pursuant to the stock and warrant purchase agreement dated May 19, 2006, we have agreed to issue 16,500,000 restricted shares of our common stock and warrants to purchase 13,200,000 restricted shares of our common stock. Pursuant to a placement agency agreement with CRT Capital Group LLC dated May 19, 2006, we have agreed to issue warrants to purchase 1,485,000 restricted shares of our common stock.

The shares and warrant shares are being issued in reliance on Section 4(2) of the Securities Act of 1933 which exempts from registration transactions by an issuer not involving a public offering.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Number	Description

99.1	Press Release dated May 22, 2006 entitled “Vistula Communications Services, Inc. Announces $16.5 Million Private Placement”

99.2	Stock and Warrant Purchase Agreement dated May 19, 2006

99.3	Form of Registration Rights Agreement dated May 19, 2006

99.4	Form of Investor Common Stock Purchase Warrant dated May 2006

99.5	Form of Placement Agent Common Stock Purchase Warrant dated May 2006

99.6	Placement Agency Agreement with CRT Capital Group LLC dated May 19, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2006	VISTULA COMMUNICATIONS SERVICES, INC.

	By:	/s/ GEORGE R. VAUGHN

Name: George R. Vaughn
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.1	Press Release dated May 22, 2006 entitled “Vistula Communications Services, Inc. Announces $16.5 Million Private Placement”

99.2	Stock and Warrant Purchase Agreement dated May 19, 2006

99.3	Form of Registration Rights Agreement dated May 19, 2006

99.4	Form of Investor Common Stock Purchase Warrant dated May 2006

99.5	Form of Placement Agent Common Stock Purchase Warrant dated May 2006

99.6	Placement Agency Agreement with CRT Capital Group LLC dated May 19, 2006